UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2011
POWERSECURE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12014	84-1169358

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Sale of Southern Flow
On January 14, 2011, PowerSecure International, Inc., a Delaware corporation (the “Company”), completed the sale of all of its shares of its wholly-owned subsidiary Southern Flow Companies, Inc., a Delaware corporation (“Southern Flow”), to Zedi USA Inc., a Delaware corporation (“Purchaser”), pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”), dated as of December 30, 2010, among the Company, Southern Flow, Purchaser and Zedi Inc. (“Zedi”), a Canadian corporation and the corporate parent of Purchaser.
Under the terms of the Purchase Agreement, Purchaser paid to the Company a total purchase price of $16,515,000 for all of the outstanding shares of capital stock of Southern Flow, which purchase price included a working capital adjustment. In addition, the Company retained cash in excess of $250,000 from the working capital of Southern Flow. Under the Purchase Agreement, the Company agreed to certain customary indemnification obligations for a period of 18 months after the closing of the sale, subject to certain exceptions.
On January 17, 2011, the Company issued a press release announcing that it had completed the sale of Southern Flow, the full text of which is filed herewith as Exhibit 99.1 and incorporated herein by this reference.
The foregoing description of the sale of Southern Flow and of the Purchase Agreement is a summary of, and does not purport to be a complete statement of, the Purchase Agreement or the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is Exhibit 2.1 hereto and incorporated herein by this reference.
Cautionary Note Regarding the Purchase Agreement. The Purchase Agreement has been filed as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Southern Flow, Purchaser or Zedi. The Purchase Agreement contains representations and warranties made by the Company and Purchaser. Such representations and warranties were made only for the purposes of the Purchase Agreement, are solely for the benefit of the parties to the Purchase Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided by the Company. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Purchase Agreement or such other date or dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company, Southern Flow, Purchaser or Zedi.

Fifth Amendment to Credit Agreement
On January 14, 2011, in conjunction with the sale of Southern Flow, the Company entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with Citibank, N.A. (“Citibank”) and Branch Banking and Trust Company in their capacity as lenders (the “Lenders”), and Citibank, in its capacity as the administrative agent (the “Agent”). The Fifth Amendment amends that certain Credit Agreement, dated as of August 23, 2007 and previously amended on January 17, 2008, May 5, 2008, November 12, 2008 and November 9, 2010 (as amended, the “Credit Agreement”), among the Company, the Lenders and the Agent, to (i) remove SunTrust Bank as a lender under the Credit Agreement, (ii) decrease the size of the credit facility to $25 million, and (iii) modify certain terms and conditions of the Credit Facility, including certain financial covenants of the Company.
The Credit Agreement, as amended by the Fifth Amendment, provides for a $25 million senior, first-priority secured revolving credit facility (the “Credit Facility”) that has been guaranteed by all active subsidiaries of the Company (the “Active Subsidiaries”) and secured by the assets of the Company and the Active Subsidiaries. The Active Subsidiaries acknowledged and agreed to the terms and conditions of the Fourth Amendment. At January 18, 2011, the Company had a balance of $5.0 million outstanding under the Credit Facility.
The Company has used, and intends to continue to use, the proceeds available under the Credit Facility to finance its recurring revenue projects as well as to finance capital expenditures, working capital, and for general corporate purposes. The Credit Facility, as a revolving credit facility, will mature and terminate on November 12, 2013. However, the Company has the option prior to that maturity date to convert a portion of outstanding principal balance thereunder, in an amount not to exceed the present value of estimated annual contract revenues receivable under the initial term of contracts for certain recurring revenue projects where the Company builds and provides power units and equipment on the customer’s site but retains ownership of that equipment, into a non-revolving term loan for a two year period expiring November 12, 2015, making quarterly payments based upon a four year fully amortized basis.
Outstanding balances under the Credit Facility (including under the Term Loan Facility) bear interest, at the Company’s discretion, at either the London Interbank Offered Rate (“LIBOR”) for the corresponding deposits of U. S. Dollars plus an applicable margin, which is on a sliding scale ranging from 200 basis points to 325 basis points based upon the Company’s leverage ratio, or at the Agent’s alternate base rate of the Agent plus an applicable margin, on a sliding scale ranging from 25 basis points to 150 basis points based upon the Company’s leverage ratio. The Company’s leverage ratio is the ratio of its funded indebtedness as of a given date to its consolidated EBITDA, as defined in the Credit Agreement (“EBITDA”), for the four consecutive fiscal quarters ending on such date. The Agent’s alternate base rate is equal to the higher of the Federal Funds Rate as published by the Federal Reserve of New York plus 0.50%, and the Agent’s prime commercial lending rate.
The Credit Facility is not subject to any borrowing base computations or limitations, but does contain certain financial covenants by the Company, some of which were modified by the Fifth Amendment. Commencing on or after March 31, 2012, (i) the Company’s maximum leverage ratio cannot exceed 3.25, and (ii) the Company’s minimum fixed charge coverage ratio must be in excess of 1.25, where the fixed charge coverage ratio is defined as the ratio of the aggregate of the Company’s trailing 12 month consolidated EBITDA plus its lease or rent expense minus its taxes based on income and payable in cash, divided by the sum of the Company’s consolidated interest charges plus its lease or rent expenses plus its scheduled principal payments and dividends, computed over the previous period. In addition, as amended by the Fifth Amendment, the Company is required to maintain a minimum consolidated tangible net worth, computed on a quarterly basis, of not less than the sum of $62 million, plus an amount equal to 50% of its net income each fiscal year ending after December 31, 2010, with no reduction for any net loss in any fiscal year, plus 100% of any equity it raises through the sale of equity interests, less the amount of any non-cash charges or losses. Also, as prior to and unaffected by the Fifth Amendment, (i) the Company’s minimum asset coverage must be in excess of 1.25, where its asset coverage is defined as the summation of 80% of the book value of accounts receivable plus 60% of the book value of inventory plus 50% of the book value of net fixed assets, divided by total funded debt outstanding, and (ii) the Company’s debt to worth ratio, which is the ratio of its total consolidated indebtedness to our consolidated tangible net worth, cannot exceed 1.5 to 1.0 at the end of any fiscal quarter. The Fifth Amendment also added a requirement that, until April 1, 2012, the Company maintain a cash reserve equal to 65% of the total amount outstanding under the Credit Agreement. As of January 18, 2011, the Company was in compliance with the financial covenants that were applicable as of such date.
The obligations of the Company under the Credit Facility are secured by guarantees (“Guarantees”) and security agreements (the “Security Agreements”) by each of the Company’s Active Subsidiaries, including but not limited to PowerSecure, Inc. and its subsidiaries and WaterSecure Holdings, Inc. The Guarantees guaranty all of the obligations of the Company under the Credit Facility, and the Security Agreements grant to the Lenders a first priority security interest in virtually all of the assets of each of the parties to the Credit Agreement. The Fifth Amendment did not modify the terms or conditions of the Security Agreements or Guarantees.
The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults, certain bankruptcy or insolvency events, judgment defaults and certain ERISA-related events, which were not modified by the Fifth Amendment.
The foregoing description of the Credit Facility and the Fifth Amendment does not purport to be a complete statement of the parties’ rights and obligations under the Credit Facility, as modified by the Fourth Amendment, and is qualified in its entirety by reference to the text of the Credit Agreement and the amendments thereto, which are exhibits hereto and incorporated herein by this reference.
The Company also announced this amendment to its Credit Facility in the press release it issued on January 17, 2011, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided above in Item 1.01 under the heading “Fifth Amendment to Credit Agreement” is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1
Purchase and Sale Agreement, dated as of December 30, 2010, among PowerSecure International, Inc., Southern Flow Companies, Inc., Zedi USA Inc. and Zedi Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed on January 5, 2011.)

10.1
Credit Agreement, dated as of August 23, 2007, between PowerSecure International, Inc., as borrower, and Citibank, N.A., as administrative agent and lender. (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.2
Form of Security Agreement, dated as of August 23, 2007, by each of PowerSecure International, Inc. and its active subsidiaries in favor of Citibank, N.A., as administrative agent, as secured party. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.3
Form of Guaranty, dated as of August 23, 2007, by each active subsidiary of PowerSecure International, Inc. in favor of Citibank, N.A., as administrative agent. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on August 24, 2007.)

10.4
First Amendment to Credit Agreement, dated as of January 17, 2008, between PowerSecure International, Inc., as borrower, and Citibank, N.A., as administrative agent and lender. (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on January 23, 2008.)

10.5
Second Amendment to Credit Agreement, dated as of April 18, 2008, between PowerSecure International, Inc., as borrower, and Citibank, N.A., as administrative agent and lender. (Incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008.)

10.6
Third Amendment to Credit Agreement, dated as of November 12, 2008, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and SunTrust Bank and Branch Banking and Trust Company, as lenders. (Incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on November 18, 2008.)

10.7
Fourth Amendment to Credit Agreement, dated as of November 9, 2010, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and SunTrust Bank and Branch Banking and Trust Company, as lenders. (Incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 16, 2010.)*

10.8
Fifth Amendment to Credit Agreement, dated as of November 9, 2010, among PowerSecure International, Inc., as borrower, Citibank, N.A., as administrative agent and lender, and Branch Banking and Trust Company, as lender. (Filed herewith.)*

99.1	Press Release of PowerSecure International, Inc., issued January 17, 2011, announcing the closing of the sale of Southern Flow and amendment of the Citibank credit facility.

*
Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer
Dated: January 18, 2011